Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Energy, Inc. and Cheniere Energy Partners LP Holdings, LLC Announce Completion of Merger

Houston, Texas – September 20, 2018 – Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) and Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) announced today that Cheniere has closed the previously announced merger of Cheniere Partners Holdings with a wholly owned subsidiary of Cheniere. As a result of the merger, all of the publicly-held shares of Cheniere Partners Holdings not owned by Cheniere were canceled and converted into the right to receive 0.4750 shares of Cheniere common stock, and shares of Cheniere Partners Holdings will no longer trade on the NYSE American.

Cheniere Partners Holdings shareholders approved the merger by the written consent of approximately 97.6% of the total outstanding common shares, including approximately 70.4% of outstanding common shares excluding shares owned by Cheniere. Approximately 99.9% of all written consents delivered voted to approve the merger.

J.P. Morgan Securities LLC acted as financial advisor and Sullivan & Cromwell LLP and Sidley Austin LLP acted as legal advisors to Cheniere. Jefferies LLC acted as financial advisor and Richards, Layton & Finger, P.A. acted as legal advisor to the conflicts committee of Cheniere Partners Holdings.

About Cheniere

Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal in Louisiana. Directly and through its subsidiary, Cheniere Energy Partners, L.P. (NYSE American: CQP), Cheniere is developing, constructing, and operating liquefaction projects near Corpus Christi, Texas and at the Sabine Pass LNG terminal, respectively. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CHENIERE CONTACTS

Investors

Randy Bhatia	713-375-5479
Megan Light	713-375-5492

Media Relations

Eben Burnham-Snyder	713-375-5764